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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-69799, No. 333-69801, No. 333-22263, No. 33-58481 and No. 33-87012 on Form S-8,
Registration Statement No. 33-59427 on Form S-3 and Post-Effective Amendment No. 4 to Registration Statement No. 33-58278 on Form S-2 of our reports dated February 22, 2000, appearing in the Annual Report on Form 10-K of Butler International, Inc., for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP
-------------------------
Parsippany, New Jersey
March 27, 2000